Exhibit 99.1

SECURITY CAPITAL ASSURANCE LTD CONFIRMS
NUMBER OF SHARES OUTSTANDING

Hamilton, Bermuda, October 10, 2006 - Security Capital Assurance Ltd (NYSE: SCA) today confirmed its number of shares outstanding following SCA’s August 1, 2006 initial public offering.

For the three months ended September 30, 2006, SCA’s weighted average basic shares outstanding were 58,068,074 and diluted shares outstanding were 58,094,902. For the nine months ended September 30, 2006, SCA’s weighted average basic shares outstanding were 50,151,261 and diluted shares outstanding were 50,160,203.

About Security Capital Assurance
Security Capital Assurance Ltd (NYSE: SCA) is a Bermuda-domiciled holding company whose operating subsidiaries provide credit enhancement and protection products to the public finance and structured finance markets throughout the United States and internationally. SCA, through its subsidiaries - XL Capital Assurance Inc. (XLCA), a monoline financial guarantee insurance provider and XL Financial Assurance Ltd. (XLFA), a monoline provider of reinsurance to financial guarantee insurers - issues financial guarantee insurance policies and credit default swaps, as well as the reinsurance of financial guarantee insurance and credit default products written by other insurers. XLCA and XLFA are assigned the highest financial strength ratings by the major credit rating agencies: Aaa by Moody's Investors Service, AAA by Standard & Poor's Ratings Service, and AAA by Fitch Ratings. For more information please visit www.scafg.com.

Contact:
Investors Frank Constantinople +1 212-478-3483 or +1 441-294-7448 frank.constantinople@xlgroup.com	Media Courtney Franson +1 212-478-3463 courtney.franson@xlgroup.com Catherine Jones +1 212-333-3810 cjones@brunswickgroup.com

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